UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 15, 2016, we issued a press release announcing that we have selected INC Research (Nasdaq: INCR), a leading, global Phase I to IV contract research organization, to oversee our NCI-supported Phase II clinical trial of CLR 131 in patients with multiple myeloma and select hematologic malignancies. We further announced our anticipation that our $2M NCI grant will cover approximately 50 percent of the study’s cost, and the terms of the grant allow us to pursue an additional $3M for a pivotal Phase III trial of the company’s lead radiotherapeutic compound. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
99.1	Press release dated November 15, 2016, entitled “Cellectar Biosciences Announces INC Research as the CRO for the Phase II Trial of CLR 131 in Hematologic Malignancies; $2M NCI Grant Covers Half of Study Cost, with Potential Option to Pursue Additional $3M for Pivotal Trial”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title
99.1	Press release dated November 15, 2016, entitled “Cellectar Biosciences Announces INC Research as the CRO for the Phase II Trial of CLR 131 in Hematologic Malignancies; $2M NCI Grant Covers Half of Study Cost, with Potential Option to Pursue Additional $3M for Pivotal Trial”